UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 3, 2013

Lenco Mobile Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2025 First Avenue, Suite 320, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 467-5343

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2013, Mr. Doug Durst was appointed to the position of Chief Financial Officer of the Company.  Mr. Durst, age 53, in addition to being a licensed CPA, is a strategic and execution oriented corporate finance executive with over 25 years experience in leadership roles with technology focused startups, venture backed and public companies.  Doug also brings a wide array of skills in mergers and acquisitions, post merger integration, funding, revenue acceleration, and in improving operations and business performance.  Before joining the Company, Mr. Durst was the CFO at Visible Technologies, a partner at Tatum, the CFO/COO at Africa Ten Enterprise, President/CFO at Chase Innovations, and was the Director of Business Performance at Microsoft. He holds an undergraduate degree in Business Administration from the University of Washington (Accounting & Finance) and a MBA in Finance (summa cum laude) from the Nova Southeastern University (Wayne Huizenga School of Business).

Mr. Durst will be paid an annual salary of $200,000 a year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

Dated: June 6, 2013	By:	/s/ Christopher Stanton
Christopher Stanton
General Counsel and Secretary